UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  August 7, 2012

SCBT FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	001-12669 (Commission File Number)	57-0799315 (IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina (Address of principal executive offices)	29201 (Zip Code)

(800) 277-2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

Merger Agreement

On August 7, 2012, SCBT Financial Corporation, a South Carolina corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with The Savannah Bancorp, Inc., a Georgia corporation (“Savannah”).  The Merger Agreement provides that, subject to the terms and conditions set forth in the Merger Agreement, Savannah will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation.  The Merger Agreement also provides that, immediately following the closing of the Merger (the “Closing”), The Savannah Bank, N.A., a national banking association, and Bryan Bank & Trust, a Georgia banking corporation, each a wholly-owned bank subsidiary of Savannah, will merge with and into SCBT, a South Carolina banking corporation and wholly-owned subsidiary of the Company, with SCBT continuing as the surviving bank (the “Bank Merger”).  The Merger Agreement was unanimously approved by the board of directors of each of the Company and Savannah.

At the Closing of the Merger, each outstanding share of Savannah common stock will be converted into the right to receive 0.2503 shares of common stock of the Company (“Company Common Stock”), subject to the payment of cash in lieu of fractional shares.

The Merger Agreement contains customary representations and warranties from the Company and Savannah, and each party has agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Savannah’s businesses during the interim period between the execution of the Merger Agreement and the Closing, (2) each party’s obligations to facilitate its shareholders’ consideration of, and voting upon, the necessary approval in connection with the Merger, (3) the recommendation by the board of directors of each party in favor of the necessary approval by its shareholders, (4) Savannah’s non-solicitation obligations relating to alternative business combination transactions and (5) the Company’s obligation to establish an advisory board consisting of the current directors of Savannah, and the obligation of such directors to enter into  advisory board member agreements (the “Advisory Board Member Agreements”).

Completion of the Merger is subject to certain customary conditions, including (1) approval of the Merger Agreement by Savannah’s shareholders and of the share issuance by the Company’s shareholders, (2) receipt of required regulatory approvals, (3) the absence of any law or order prohibiting the consummation of the Merger, (4) approval of the listing on the Nasdaq Global Market of the Company Common Stock to be issued in the Merger and (5) the effectiveness of the registration statement for the Company Common Stock to be issued in the Merger.  Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party, (2) performance in all material respects by the other party of its obligations under the Merger Agreement, (3) receipt by such party of an opinion from its counsel to the effect that the Merger will qualify as a reorganization within the meaning of the Internal Revenue Code of 1986, as amended and (4) absence of a material adverse effect on the other party.  The Company’s obligation to complete the Merger is further subject to additional customary conditions, including (1) the imminent occurrence of the Bank Merger and the termination of any agreements, orders, directives, resolutions or other similar understandings with any regulatory agency that restricts the conduct of The Savannah Bank, N.A. and Bryan Bank & Trust, (2) the continued employment, in good standing, of certain key employees of Savannah or one of its subsidiaries, and the imminent effectiveness of their employment agreements with the Company and (3) the execution and delivery of an Advisory Board Member Agreement by each of the then-sitting members of the board of directors of Savannah.

The Merger Agreement provides certain termination rights for both the Company and Savannah and further provides that upon termination of the Merger Agreement under certain circumstances, Savannah or the Company will be obligated to pay the Company, or Savannah, as applicable, a termination fee of $2,600,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated by reference herein.  The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms.  It is not intended to provide any other financial information about the Company, Savannah or their respective subsidiaries and affiliates.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, Savannah or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Voting Agreements

In connection with entering into the Merger Agreement, the Company entered into a Voting and Support Agreement with each of the directors of Savannah and certain other executive officers and shareholders of Savannah (collectively, the “Voting Agreements”).  The parties to the Voting Agreements beneficially own in the aggregate approximately 21% of the outstanding shares of Savannah common stock.  The Voting Agreements generally require that the shareholders party thereto vote all of their shares of Savannah common stock in favor of the Merger and against alternative transactions and generally prohibit such shareholders from transferring their shares of Savannah common stock prior to the consummation of the Merger.  The Voting Agreements will terminate upon the earlier of the consummation of the Merger and the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Voting Agreement, which is included as

Exhibit A to the Merger Agreement, filed as Exhibit 2.1 of this Form 8-K, and incorporated by reference herein.

Advisory Board Member Agreements

The Company will establish an advisory board consisting of each of the members of Savannah’s board of directors and any additional individuals appointed by the Company in its sole discretion to monitor the operations in the Savannah, Georgia area.  In connection with joining the advisory board, each sitting member of Savannah’s board of directors as of the Closing (each a “Savannah Director”) will enter into an Advisory Board Member Agreement, which generally provides for each such Savannah Director to receive advisory fees, paid monthly, for the three-year period immediately following the Closing that are equivalent to the board retainer fees paid to the Savannah Directors immediately prior to the Closing in exchange for each Savannah Director agreeing to non-competition and non-solicitation (with respect to both customers and employees) covenants for the three-year period immediately following the Closing.

The foregoing description of the Advisory Board Member Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Advisory Board Member Agreements, which is included as Exhibit B to the Merger Agreement, filed as Exhibit 2.1 of this Form 8-K, and incorporated by reference herein.

Important Additional Information

The Company will file a registration statement and other relevant documents concerning the transaction with the Securities and Exchange Commission and appropriate state and federal banking authorities as soon as is practical. The Company and Savannah will prepare a joint proxy statement and other relevant documents concerning the proposed transaction for their respective shareholders. The Company and Savannah shareholders are urged to read such proxy and registration statements regarding the proposed transaction as they become available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents because these will contain important information. You will be able to obtain a free copy of the registration statement, as well as other filings containing information about the Company, at the SEC’s internet site (http://www.sec.gov). The documents can also be obtained, without charge, by directing a written request to either SCBT Financial Corporation, Post Office Box 1030, Columbia, SC 29202, Attention: Richard C. Mathis, Executive Vice President and Treasurer, or The Savannah Bancorp, Inc., Post Office Box 188, Savannah, GA 31401, Attention: Michael W. Harden, Jr., Chief Financial Officer.

The Company, Savannah and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of the Company and Savannah in connection with the merger. Information about the directors and executive officers of Savannah and their ownership of Savannah common stock is set forth in Savannah’s most recent proxy statement as filed with the SEC, which is available at the SEC’s Internet site (http://www.sec.gov) and at Savannah’s address in the preceding paragraph. Information about the directors and executive officers of the Company and their ownership of Company Common Stock is set forth in the Company’s most recent proxy statement filed with the SEC and available at the SEC’s internet site and from the Company at the address set forth in the preceding paragraph. Additional information regarding the interests of these participants may be obtained by reading the proxy statement/prospectus regarding the proposed transaction when it becomes available.

Forward-Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and are hereby identified as, forward looking statements for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934. SCBT Financial Corporation cautions readers that forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from forecasted results. Such risks and uncertainties, include, among others, the following possibilities: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the definitive merger agreement between the Company and Savannah; (2) the outcome of any legal proceedings that may be instituted against the Company or Savannah; (3) the inability to complete the transactions contemplated by the definitive merger agreement due to the failure to satisfy each transaction’s respective conditions to completion, including the receipt of regulatory approval; (4) credit risk associated with an obligor’s failure to meet the terms of any contract with the bank or to otherwise perform as agreed; (5) interest risk involving the effect of a change in interest rates on both the bank’s earnings and the market value of the portfolio equity; (6) liquidity risk affecting the bank’s ability to meet its obligations when they come due; (7) price risk focusing on changes in market factors that may affect the value of traded instruments in “mark-to-market” portfolios; (8) transaction risk arising from problems with service or product delivery; (9) compliance risk involving risk to earnings or capital resulting from violations of or nonconformance with laws, rules, regulations, prescribed practices, or ethical standards; (10) strategic risk resulting from adverse business decisions or improper implementation of business decisions; (11) reputation risk that adversely affects earnings or capital arising from negative public opinion; (12) terrorist activities risk that results in loss of consumer confidence and economic disruptions; (13) economic downturn risk resulting in deterioration in the credit markets; (14) greater than expected noninterest expenses; (15) excessive loan losses; (16) potential deposit attrition, higher than expected costs, customer loss and business disruption associated with the integration of Peoples Bancorporation, Inc. and The Savannah Bancorp, Inc., including, without limitation, potential difficulties in maintaining relationships with key personnel and other integration related-matters; and (17) other factors, which could cause actual results to differ materially from future results expressed or implied by such forward looking statements.

Item 9.01.                                          Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 7, 2012, by and between SCBT Financial Corporation and The Savannah Bancorp, Inc.

10.1	Form of Voting Agreement (included as Exhibit A of the Agreement and Plan of Merger, filed as Exhibit 2.1 of this Form 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCBT FINANCIAL CORPORATION
(Registrant)

Date: August 10, 2012	By:	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Operating Officer and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of August 7, 2012, by and between SCBT Financial Corporation and The Savannah Bancorp, Inc.

10.1	Form of Voting Agreement (included as Exhibit A of the Agreement and Plan of Merger, filed as Exhibit 2.1 of this Form 8-K)